UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32404	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1960 S. 4250 West, Salt Lake City, UT 84104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 560-3983

______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001	PTE	Nasdaq Capital Market
Preferred Stock Purchase Rights		Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ].

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Dr. Shen as Director

On July 29, 2020, the Board of Directors of PolarityTE, Inc. (the “Company”), elected Jessica Shen, MD, MS, to serve as a member of the Board of Directors beginning July 29, 2020, for the term expiring at the Company’s 2022 annual meeting of stockholders and until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Dr. Shen’s appointment was recommended to the Board by its Nominating and Governance Committee. No determination was made with respect to Dr. Shen’s service on committees of the Board.

In accordance with the Company’s compensation program for non-employee directors, Dr. Shen is entitled to receive a $45,000 annual retainer paid quarterly for service as a Board member, which is prorated for the period of actual service during the calendar year. Dr. Shen will be entitled to additional compensation if she serves on one of the standing committees of the Board. Under the Company’s compensation plan for non-employee directors, new directors are entitled to receive on-boarding equity awards with a value of $160,000. Effective July 29, 2020, Dr. Chen was granted under the Company’s 2017 Equity Incentive Plan equity awards that vest over three years beginning July 29, 2021, subject to continued service to the Company, consisting of an option to purchase 102,662 shares of the Company’s common stock at an exercise price of $1.57 per share exercisable over a term of 10 years and 37,838 restricted stock units.

The Company also entered into the Company’s standard form of indemnification agreement with Dr. Chen. Under the indemnification agreement, the Company agrees, among other things, to indemnify directors and certain officers under the circumstances and to the extent provided for therein, to the maximum extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or officer in any claim arising out of the person’s service to the Company or its subsidiaries. The form of indemnification agreement was previously filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2020 and is incorporated herein by reference.

There are no arrangements or understandings between Dr. Chen and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Dr. Chen and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Chen and the Company.

A copy of the Company’s press release announcing the election of Dr. Shen is attached hereto as Exhibit 99.1.

Resignation of Dr. Jon Mogford

On August 21, 2019, the Company reached a settlement with Dr. Denver Lough resolving Dr. Lough’s status with the Company, which was reported in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on August 26, 2019. The terms of the settlement include, among other items, the requirement that Dr. Jon Mogford will agree to resign as a director on or before July 31, 2020. Pursuant to that term of the settlement Dr. Mogford resigned as a director of the Company on July 29, 2020.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued July 29, 2020, titled “PolarityTE Announces the Addition of Clinical Development and Regulatory Affairs Executive Jessica Chen, MD, MS, to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: July 30, 2020	/s/ Jacob Patterson
Jacob Patterson
Interim Chief Financial Officer